SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


      Date of Report  (Date of  earliest event  reported) April  29, 1994



                            MIRAGE RESORTS, INCORPORATED

               (Exact name of Registrant as specified in its charter)


 Nevada                     1-6697                      88-0058016

(State or other juris-    (Commission             (IRS Employer
diction of incorporation)  File Number)           Identification No.)


3400 Las Vegas Boulevard South, Las Vegas, Nevada            89109

 (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including  area code:  (702)  791-7111




            (Former name or former address, if changed since last report)

          Item 4.Changes in Registrant's Certifying Accountant.

                 On April 29, 1994, the Registrant dismissed its former independent accountants, Coopers & Lybrand ("C&L"), and replaced it with Arthur Andersen & Co. ("AA"). The decision to change independent accountants was made following a review of competitive proposals submitted by C&L, AA and other major public accounting firms, and was approved by the Audit Committee of the Registrant's Board of Directors.

                 C&L's reports on the Registrant's consolidated financial statements for 1992 and 1993 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During 1992 and 1993 and the period from January 1, 1994 through April 29, 1994, there were no disagreements between the Registrant and C&L on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused C&L to make a reference to the subject matter of the disagreement in connection with its reports.

                 The Registrant has provided C&L with a copy of the disclosures contained in this Form 8-K and has requested that C&L furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether C&L agrees with the statements made by the Registrant in this Form 8-K and, if not, stating the respects in which it does not agree. Upon receipt of such letter, the Registrant will file such letter as an exhibit by amendment to this Form 8-K.

                                     SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    MIRAGE RESORTS, INCORPORATED
                                             (Registrant)


          Date:  May 5, 1994    By: DANIEL R. LEE
                                    Senior  Vice   President-Finance and
                                    Development, Chief Financial Officer
                                    and Treasurer